UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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AMPAL-AMERICAN ISRAEL CORPORATION

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FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
(866) 447 8636
irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Meirav Beeri
011-972-3-516-7620
meirav@km-ir.co.il

Tel Aviv, Israel, June 21, 2006 – Ampal-American Israel Corporation (Nasdaq:AMPL) Announces Adjournment of Special Meeting of Shareholders.

Ampal announced today that it had adjourned its special meeting of shareholders until July 18, 2006. The purpose of the special meeting is to vote on two proposed amendments to Ampal’s Certificate of Incorporation to allow for the redemption of its 4% and 6-1/2% Cumulative Convertible Preferred Stock. The redemption of both classes of preferred stock will leave the Company with only one class of stock, its Class A Stock, which will allow the Company to apply for dual listing of its Class A Stock on the Tel Aviv Stock Exchange and simplify its capital structure.

Based on the proxies received to date, the proposed amendments have the overwhelming support of the shareholders who have voted. The company reported that as of the time the special meeting was adjourned, the company had received proxies representing just over 37% of the shares of 4% Cumulative Convertible Preferred Stock entitled to vote on the first proposed amendment and just over 43% of the shares of 6-1/2% Cumulative Convertible Preferred Stock entitled to vote on the second proposed amendment.

The company stated that it had adjourned the special meeting to provide an opportunity to vote on the proposed amendments for those shareholders who, at the time the special meeting was adjourned, had not submitted their proxy cards.

The company urged shareholders who have not yet voted to immediately return their proxy card. If shareholders have any questions or need assistance, they should call MacKenzie Partners, Inc., which is assisting Ampal with the proxy solicitation, at (800) 322-2885.

Ampal noted that the reconvened meeting will be held on July 18, 2006 at 10:00 a.m. at the offices of Bryan Cave LLP, located at 1290 Avenue of the Americas, New York, New York.

About Ampal

Ampal and its subsidiaries primarily acquire interests in businesses located in the State of Israel or that are Israel-related. Ampal has diversified interests in the following sectors: Energy, Real Estate and Project Development, Leisure-Time, and other. For more information about Ampal please visit our web site at www.ampal.com.

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the beliefs of management of the Company as well as assumptions made by and information currently available to the management of the Company. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and similar expressions as they relate to the Company or the management of the Company, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events or future financial performance of the Company, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where the Company’s portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.